Exhibit 99.184

North Valley Bancorp Reports Results for
the Quarter Ended March 31, 2011

May 3, 2011 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a bank holding company with $894 million in assets, today reported results for the quarter ended March 31, 2011. North Valley Bancorp (“the Company”) is the parent company for North Valley Bank (“NVB”).

The Company reported net income for the quarter ended March 31, 2011 of $399,000, or $0.06 per diluted share compared to a net loss for the quarter ended March 31, 2010 of $312,000, or ($0.21) per diluted share. “We are pleased with the continued progress made in achieving our three key goals which are to reduce the level of nonperforming assets, operate profitably and focus on high quality relationship-based loans,” stated Mike Cushman, President and CEO.

The Company recorded a provision for loan losses in the amount of $1,000,000 for the quarter ended March 31, 2011 compared to a provision for loan losses of $782,000 for the quarter ended March 31, 2010. The allowance for loan losses at March 31, 2011 was $14,471,000, or 2.93% of total loans, compared to $14,993,000, or 2.92% of total loans, at December 31, 2010 and $17,708,000, or 3.05% of total loans, at March 31, 2010.

At March 31, 2011, total assets were $893,815,000, an increase of $6,429,000, or 0.7%, from $887,386,000 at March 31, 2010. The loan portfolio totaled $494,509,000 at March 31, 2011, a decrease of $86,420,000, or 14.9%, compared to March 31, 2010. The loan to deposit ratio at March 31, 2011 was 65.2% as compared to 73.6% at March 31, 2010, and 68.1% at December 31, 2010. Total deposits decreased $30,697,000, or 3.9%, to $758,635,000 at March 31, 2011 compared to $789,332,000 at March 31, 2010. Available-for-sale investment securities increased $148,879,000 from March 31, 2010 to March 31, 2011, while Federal funds sold decreased $71,125,000 during the same period. The increase in available-for-sale investment securities was primarily due to the decrease in loans and the decrease in Federal funds sold. When compared to December 31, 2010, total assets increased $8,874,000 from $884,941,000, driven by an increase in deposits of $4,845,000 from $753,790,000, while loans decreased by $18,957,000 from $513,466,000. Available-for-sale investment securities increased $24,270,000 from December 31, 2010 to March 31, 2011, while Federal funds sold decreased $4,265,000 from December 31, 2010 to March 31, 2011.

At March 31, 2011, the Company’s Total Risk-based Capital was $114,344,000, and its capital ratios were: Total Risk-based Capital ratio – 18.17%; Tier 1 risk-based Capital ratio – 16.49%; and Tier 1 Leverage ratio – 11.74%. At March 31, 2011, the Bank’s Total Risk-based Capital was $117,922,000, and its capital ratios were: Total Risk-based Capital ratio – 18.74%; Tier 1 risk-based Capital ratio – 17.48%; and Tier 1 Leverage ratio – 12.43%.

Credit Quality

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $31,083,000, or 68.2%, to $14,494,000 at March 31, 2011 from $45,875,000 at March 31, 2010, and decreased $5,571,000 from the December 31, 2010 balance of $20,065,000. Nonperforming loans as a percentage of total loans were 2.93% at March 31, 2011, as compared to 3.91% at December 31, 2010 and to 7.90% at March 31, 2010.

Nonperforming assets (nonperforming loans and OREO) totaled $37,813,000 at March 31, 2011, a decrease of $21,060,000 from the March 31, 2010 balance of $58,873,000, and a $8,036,000 decrease from the December 31, 2010 balance of $45,849,000. Nonperforming assets as a percentage of total assets were 4.23% at March 31, 2011 compared to 6.63% at March 31, 2010 and 5.18% at December 31, 2010.

Gross loan charge offs for the first quarter of 2011 were $1,605,000 and recoveries totaled $83,000 resulting in net charge offs of $1,522,000. Gross loan charge offs for the first quarter of 2010 were $1,795,000 and recoveries totaled $182,000 resulting in net charge offs of $1,613,000.

The overall level of nonperforming loans decreased $5,571,000 to $14,494,000 at March 31, 2011 from $20,065,000 at December 31, 2010. During the first quarter of 2011, the Company identified six loans totaling $3,716,000 as nonperforming loans. The additions were offset by reductions in nonperforming loans totaling $9,287,000 due primarily to collections received on certain loans and secondarily due to charge-offs and the transfer of three properties to OREO totaling $816,000. Of the six loans totaling $3,716,000 identified as nonperforming loans during the first quarter of 2011, one relationship consisting of two loans totaled $3,086,000 for a commercial real estate building located in Shasta County. A specific reserve of $557,000 has been established for this relationship. The remaining four loans in this group that were placed on nonaccrual during the first quarter of 2011 total $630,000 and specific reserves totaling $39,000 have been established.

The Company’s OREO properties decreased $2,465,000 to $23,319,000 at March 31, 2011 from $25,784,000 at December 31, 2010. The decrease in OREO was due to the sale of seven properties totaling $2,915,000, which was partially offset by the transfer of three properties to OREO totaling $816,000, and the write-down of the value of OREO properties during the quarter ended March 31, 2011 of $366,000.

Operating Results

Net interest income, which represents the Company’s largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $464,000, or 6.3%, for the three months ended March 31, 2011 compared to the same period in 2010. Interest income decreased by $457,000, primarily due to both the lower yield on earning assets and the decrease in the average loan balances. The Company had foregone interest income of $259,000 and $585,000 for the loans on nonaccrual status for the three months ended March 31, 2011 and 2010, respectively. Offsetting the decrease in interest income was a decrease in interest expense of $921,000, or 36.4%, due to a decrease in the rates paid on deposits for the quarter ended March 31, 2011 compared to the same period in 2010. Average loans decreased $89,080,000 in the first quarter of 2011 compared to the first quarter of 2010, while the yield on the loan portfolio increased 10 basis points to 6.01% for the quarter ended March 31, 2011. Overall, average earning assets increased $4,714,000 in the first quarter of 2011 compared to the first quarter of 2010. Average yields on earning assets decreased 26 basis points from the quarter ended March 31, 2010, to 4.80% for the quarter ended March 31, 2011 while the average rate paid on interest-bearing liabilities decreased by 52 basis points to 1.03%. The Company’s net interest margin for the quarter ended March 31, 2011 was 3.99%, an increase of 21 basis points from the margin of 3.78% for the first quarter in 2010 and an increase of 23 basis points from the 3.76% net interest margin for the linked quarter ended December 31, 2010.

Noninterest income for the quarter ended March 31, 2011 increased $141,000, or 4.7%, to $3,153,000 compared to $3,012,000 for the same period in 2010. Service charges on deposits decreased by $315,000 to $1,166,000 for the first quarter of 2011 compared to $1,481,000 for the same period in 2010. Other fees and charges increased by $90,000 to $1,121,000 for the first quarter of 2011 compared to $1,031,000 for the first quarter of 2010. Other noninterest income increased $366,000, to $866,000 for the quarter ended March 31, 2011 compared to $500,000 for the same period in 2010, due primarily to a gain on sale of SBA loans of $212,000 in the first quarter of 2011, and the Company recorded a loss on the sale of assets of $124,000 for the first quarter of 2010 due to the closure of its Fairfield office.

Noninterest expense decreased $766,000, or 7.5%, to $9,471,000 for the first quarter of 2011 from $10,237,000 for the first quarter in 2010. Salaries and employee benefits increased $430,000, for the first quarter of 2011 compared to the first quarter of 2010 due primarily to hiring of production personnel. Occupancy and furniture and equipment expense decreased $169,000 for the first quarter of 2011 compared to the first quarter of 2010 due to a decrease in depreciation and rent expense. OREO expense decreased $398,000 to $452,000, for the first quarter of 2011 compared to $850,000 for the same period in 2010, and FDIC and state assessments decreased $263,000 to $443,000 for the first quarter of 2011, compared to $706,000 for the same period in 2010. Other expense decreased $366,000 to $2,871,000 for the first quarter of 2011 compared to $3,237,000 for the same period in 2010 due to a decrease in professional fees.

The Company recorded a provision for income taxes for the quarter ended March 31, 2011 of $89,000, resulting in an effective tax rate of 18.2%, compared to a benefit for income taxes of $353,000, or an effective benefit rate of 53.1%, for the quarter ended March 31, 2010.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates twenty-five commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and six Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company’s website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

For further information contact:
Michael J. Cushman	or	Kevin R. Watson
President & Chief Executive Officer		Executive Vice President & Chief Financial Officer
(530) 226-2900 Fax: (530) 221-4877		(530) 226-2900 Fax: (530) 221-4877

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2011	2010	$ Change	% Change
Statement of Operations Data
Interest income
Loans (including fees)	$7,450	$8,616	$(1,166)	(13.53%)
Investment securities	1,960	1,227	733	59.74%
Federal funds sold and other	8	32	(24)	(75.00%)
Total interest income	9,418	9,875	(457)	(4.63%)
Interest expense
Interest on deposits	1,082	2,019	(937)	(46.41%)
Subordinated debentures	530	514	16	3.11%
Total interest expense	1,612	2,533	(921)	(36.36%)
Net interest income	7,806	7,342	464	6.32%
Provision for loan losses	1,000	782	218	27.88%
Net interest income after provision for loan losses	6,806	6,560	246	3.75%

Noninterest income
Service charges on deposit accounts	1,166	1,481	(315)	(21.27%)
Other fees and charges	1,121	1,031	90	8.73%
Other	866	500	366	73.20%
Total noninterest income	3,153	3,012	141	4.68%

Noninterest expenses
Salaries and employee benefits	4,717	4,287	430	10.03%
Occupancy	692	734	(42)	(5.72%)
Furniture and equipment	296	423	(127)	(30.02%)
Other real estate owned expense	452	850	(398)	(46.82%)
FDIC and state assessments	443	706	(263)	(37.25%)
Other	2,871	3,237	(366)	(11.31%)
Total noninterest expenses	9,471	10,237	(766)	(7.48%)
Income (loss) before provision (benefit) for income taxes	488	(665)	1,153	173.38%
Provision (benefit) for income taxes	89	(353)	442	125.21%
Net income (loss)	$399	$(312)	$711	227.88%

Common Share Data
Earnings (loss) per share
Basic	$0.06	$(0.21)	$0.27	128.57%
Diluted	$0.06	$(0.21)	$0.27	128.57%

Weighted average shares outstanding	6,832,492	1,499,163
Weighted average shares outstanding - diluted	6,832,492	1,499,163
Book value per share	$12.41	$56.02
Tangible book value	$12.33	$55.65
Shares outstanding	6,832,492	1,499,163

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2011	2010	2010
Balance Sheet Data
Assets
Cash and due from banks	$23,934	$14,629	$20,546
Federal funds sold	4,740	9,005	75,865
Time deposits at other financial institutions	459	459	425
Available-for-sale securities - at fair value	289,914	265,644	141,035
Held-to-maturity securities - at amortized cost	6	6	8

Loans net of deferred loan fees	494,509	513,466	580,929
Allowance for loan losses	(14,471)	(14,993)	(17,708)
Net loans	480,038	498,473	563,221

Premises and equipment, net	8,552	8,799	9,898
Other real estate owned	23,319	25,784	12,998
Core deposit intangibles, net	510	546	656
Accrued interest receivable and other assets	62,343	61,596	62,734
Total assets	$893,815	$884,941	$887,386

Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest bearing	$153,062	$155,499	$148,171
Demand, interest bearing	161,807	161,241	155,236
Savings and money market	224,426	208,476	215,865
Time	219,340	228,574	270,060
Total deposits	758,635	753,790	789,332

Accrued interest payable and other liabilities	18,460	15,212	13,409
Subordinated debentures	31,961	31,961	31,961
Total liabilities	809,056	800,963	834,702
Shareholders’ equity	84,759	83,978	52,684
Total liabilities and shareholders’ equity	$893,815	$884,941	$887,386

Asset Quality
Nonaccrual loans	$14,484	$20,065	$45,577
Loans past due 90 days and accruing interest	10	—	298
Other real estate owned	23,319	25,784	12,998
Total nonperforming assets	$37,813	$45,849	$58,873

Allowance for loan losses to total loans	2.93%	2.92%	3.05%
Allowance for loan losses to NPL’s	99.84%	74.72%	38.60%
Allowance for loan losses to NPA’s	38.27%	32.70%	30.08%

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2011	2010
Selected Financial Ratios
Return on average total assets	0.18%	(0.14%)
Return on average shareholders’ equity	1.92%	(2.39%)
Net interest margin (tax equivalent basis)	3.99%	3.78%
Efficiency ratio	86.42%	96.76%

Selected Average Balances
Loans	$502,431	$591,511
Taxable investments	271,224	134,457
Tax-exempt investments	14,357	15,570
Federal funds sold and other	14,210	55,970
Total earning assets	$802,222	$797,508
Total assets	$894,302	$875,756

Demand deposits - interest bearing	$161,324	$157,314
Savings and money market	217,535	196,775
Time deposits	224,219	277,276
Other borrowings	31,961	31,961
Total interest bearing liabilities	$635,039	$663,326
Demand deposits - noninterest bearing	$155,494	$146,988
Shareholders’ equity	$84,164	$52,881

NORTH VALLEY BANCORP
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended
	March	December	September	June
	2011	2010	2010	2010
Interest income	$9,418	$9,437	$9,773	$9,837
Interest expense	1,612	1,818	2,183	2,451
Net interest income	7,806	7,619	7,590	7,386

Provision for loan losses	1,000	-	4,600	2,600
Noninterest income	3,153	3,192	3,363	3,377
Noninterest expense	9,471	10,244	11,779	9,872

Income (loss) before provision (benefit) for income taxes	488	567	(5,426)	(1,709)
Provision (benefit) for income taxes	89	(1,702)	2,207	(1,137)
Net income (loss)	$399	$2,269	$(7,633)	$(572)

Preferred Stock Discount	—	—	(18,667)	—
Net income (loss) available to common shareholder	$399	$2,269	$(26,300)	$(572)
Earnings (loss) per common share:
Basic	$0.06	$0.33	$(4.70)	$(0.40)
Diluted	$0.06	$0.33	$(4.70)	$(0.40)